Exhibit 99.1

Contact:	Brad Tilden	-or-	Amanda Tobin Bielawski

	206/392-5362		206/392-5134

FOR IMMEDIATE RELEASE	July 25, 2006

ALASKA AIR GROUP REPORTS SECOND QUARTER RESULTS

SEATTLE – Alaska Air Group, Inc. (NYSE:ALK) today reported second quarter net income of $55.5 million, or $1.38 per diluted share, compared to $17.4 million, or $0.56 per diluted share, in the second quarter of 2005. The 2006 results include a restructuring charge of $3.8 million ($2.4 million, after tax, or $0.06 per share) resulting from an offer of voluntary severance to Alaska’s flight attendants as part of the recently ratified contract. Both periods include mark-to-market fuel hedge accounting gains and losses, and the second quarter of 2005 includes restructuring charges that also impact the comparability of the periods. Excluding the impact of the items noted above, the company would have reported net income in the second quarter of 2006 of $60.3 million, or $1.50 per diluted share, compared to $24.7 million, or $0.78 per diluted share, in the second quarter of 2005.

“We are extremely pleased with the quarter’s results, which were the result of a combination of revenue gains and cost improvements,” said Bill Ayer, chairman and chief executive officer. “It’s gratifying to see everyone’s hard work pay off, and I would like to thank and congratulate our employees on an outstanding quarter.”

Alaska Airlines’ passenger traffic in the second quarter increased 7.2 percent on a capacity increase of 5.2 percent. Alaska’s load factor increased 1.4 percentage points to 79.3 percent, compared to the same period in 2005. Alaska’s operating revenue per available seat mile (ASM) increased 9.5 percent, while its operating cost per ASM excluding fuel, and restructuring charges and adjustments decreased 2.1 percent. Alaska’s pretax income for the quarter was $72.5 million, compared to $22.1 million in 2005. Excluding the items noted above, Alaska would have reported pretax income of $79.6 million for the quarter, compared to $34.2 million in the second quarter of 2005.

Horizon Air’s passenger traffic in the second quarter increased 11.3 percent on a 6.1 percent capacity increase. Horizon’s load factor increased by 3.6 percentage points to 76.6 percent, compared to the same period in 2005. Horizon’s operating revenue per ASM increased 9.0 percent, and its operating cost per ASM excluding fuel increased 9.8 percent. Horizon’s pretax income for the quarter was $9.7 million, compared to $11.1 million in 2005. Excluding the mark-to-market fuel hedge adjustments, Horizon’s pretax income would have been $10.2 million for the quarter, compared to $10.7 million in the second quarter of 2005.

Alaska Air Group had cash and short-term investments at June 30, 2006, of approximately $1.1 billion compared to $983 million at December 31, 2005. The company’s debt-to-capital ratio, assuming aircraft operating leases are capitalized at seven times annualized rent, was 69 percent as of June 30, 2006, compared to 73 percent as of December 31, 2005. The decrease from December 31, 2005 is primarily due to the conversion to equity of our senior convertible notes in April 2006, partially offset by the $23.6 million net loss for the six months, coupled with an increase in our outstanding debt resulting from new aircraft-secured debt arrangements in the first six months of 2006.

A summary of financial and statistical data for Alaska Airlines and Horizon Air, as well as a reconciliation of the reported non-GAAP financial measures, can be found on pages 6 through 10.

A conference call regarding the second quarter 2006 results will be simulcast via the Internet at 8:30 a.m. Pacific Time on July 25, 2006. It may be accessed through the company’s website at alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com.

This report contains forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: the competitive environment and other trends in our industry; changes in our operating costs including fuel, which can be volatile; our ability to meet our cost reduction goals; our inability to achieve or maintain profitability and fluctuations in our quarterly results; our significant indebtedness; the implementation of our growth strategy; the timing of the MD-80 fleet disposal, and the amounts of potential lease termination payments with lessors and sublease payments from sub lessees; compliance with our financial covenants; potential downgrades of our credit ratings and the availability of financing; the concentration of our revenue from a few key markets; general economic conditions, as well as economic conditions in the geographic regions we serve; actual or threatened terrorist attacks; global instability and potential U.S. military actions or activities; insurance costs; labor disputes; our ability to attract and retain qualified personnel; an aircraft accident or incident; liability and other claims asserted against us; operational disruptions; increases in government fees and taxes; changes in laws and regulations; our reliance on automated systems; and our reliance on third-party vendors and partners. For a discussion of these and other risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. All of the forward- looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results.

# # #

Alaska Airlines and sister carrier, Horizon Air, together serve 88 cities through an expansive network throughout Alaska, the Lower 48, Canada and Mexico. For reservations visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air newsroom at http://newsroom.alaskaair.com.

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In Millions Except Per Share Amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Operating Revenues:
Passenger	$807.4	$697.5	$1,486.9	$1,284.5
Freight and mail	26.7	24.9	48.1	45.2
Other - net	38.9	34.1	73.4	69.3

Total Operating Revenues	873.0	756.5	1,608.4	1,399.0

Operating Expenses:
Wages and benefits	234.4	224.3	457.6	464.9
Variable incentive pay	10.6	3.0	19.1	7.1
Contracted services	39.6	34.8	76.7	65.4
Aircraft fuel, including hedging gains and losses	199.8	147.7	362.9	186.2
Aircraft maintenance	57.8	58.2	119.0	119.4
Aircraft rent	46.1	47.0	92.7	93.1
Food and beverage service	12.5	12.1	24.0	23.6
Selling expenses	46.4	39.2	87.9	77.9
Depreciation and amortization	36.7	35.3	73.6	69.5
Landing fees and other rentals	52.0	50.5	99.5	101.4
Other	53.2	53.1	105.6	104.5
Impairment of aircraft	—	—	131.1	—
Restructuring charges and adjustments	3.8	14.7	3.8	22.1

Total Operating Expenses	792.9	719.9	1,653.5	1,335.1

Operating Income (Loss)	80.1	36.6	(45.1)	63.9

Nonoperating Income (Expense):
Interest income	14.1	7.1	25.2	13.0
Interest expense	(18.1)	(15.3)	(37.2)	(29.4)
Interest capitalized	5.8	1.3	10.5	2.1
Other - net	(0.8)	—	(1.7)	(2.9)

	1.0	(6.9)	(3.2)	(17.2)

Income (loss) before income tax and accounting change	81.1	29.7	(48.3)	46.7
Income tax expense (benefit)	25.6	12.3	(24.7)	19.4

Income (loss) before accounting change	$55.5	$17.4	$(23.6)	$27.3
Cumulative effect of accounting change, net of tax	—	—	—	(90.4)

Net Income (Loss)	$55.5	$17.4	$(23.6)	$(63.1)

Basic Earnings (Loss) Per Share:
Income (loss) before accounting change	$1.46	$0.64	$(0.66)	$1.01
Cumulative effect of accounting change	NA	NA	NA	(3.33)

Net Income (Loss) Per Share	$1.46	$0.64	$(0.66)	$(2.32)

Diluted Earnings (Loss) Per Share:
Income (loss) before accounting change	$1.38	$0.56	$(0.66)	$0.90
Cumulative effect of accounting change	NA	NA	NA	(2.72)

Net Income (Loss) Per Share	$1.38	$0.56	$(0.66)	$(1.82)

Shares Used for Computation:
Basic	38.028	27.200	35.759	27.173
Diluted	40.076	33.273	35.759	33.256

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In Millions)	June 30, 2006	December 31, 2005
Cash and marketable securities	$1,103	$983

Total current assets	$1,732	$1,540
Property and equipment-net	2,131	2,032
Other assets	229	220

Total assets	$4,092	$3,792

Current liabilities	$1,423	$1,165
Long-term debt	889	969
Other liabilities and credits	806	830
Shareholders’ equity	974	828

Total liabilities and shareholders’ equity	$4,092	$3,792

Alaska Airlines Financial and Statistical Data

	Three Months Ended June 30					Six Months Ended June 30
	2006		2005		% Change	2006	2005		% Change
Financial Data (in millions):
Operating Revenues:
Passenger	$647.3		$561.2		15.3	$1,184.1	$1,032.5		14.7
Freight and mail	25.6		23.9		7.1	46.1	43.2		6.7
Other - net	37.5		31.2		20.2	70.2	63.9		9.9

Total Operating Revenues	710.4		616.3		15.3	1,300.4	1,139.6		14.1

Operating Expenses:
Wages and benefits	186.9		180.1		3.8	362.6	377.0		(3.8)
Variable incentive pay	7.6		1.9		300.0	14.0	4.7		197.9
Contracted services	34.2		31.6		8.2	66.1	59.4		11.3
Aircraft fuel, including hedging gains and losses	173.7		127.6		36.1	315.7	161.8		95.1
Aircraft maintenance	41.9		50.2		(16.5)	86.2	100.3		(14.1)
Aircraft rent	28.9		29.3		(1.4)	58.2	57.7		0.9
Food and beverage service	11.9		11.5		3.5	22.7	22.4		1.3
Selling expenses	38.5		32.6		17.9	73.2	66.6		9.9
Depreciation and amortization	32.2		30.7		4.9	64.4	61.0		5.6
Landing fees and other rentals	40.5		39.1		3.6	77.4	78.4		(1.3)
Other	39.4		41.5		(5.1)	78.4	79.9		(1.9)
Impairment of aircraft	—		—		NM	131.1	—		NM
Restructuring charges and adjustments	3.8		14.7		NM	3.8	22.1		NM

Total Operating Expenses	639.5		590.8		8.2	1,353.8	1,091.3		24.1

Operating Income (Loss)	70.9		25.5		NM	(53.4)	48.3		NM

Interest income	14.8		7.6			26.6	13.9
Interest expense	(17.8)		(12.4)			(33.6)	(23.9)
Interest capitalized	5.1		1.2			9.4	1.9
Other - net	(0.5)		0.2			(1.2)	(2.7)

	1.6		(3.4)			1.2	(10.8)

Income (Loss) Before Income Tax and Accounting Change	$72.5		$22.1		NM	$(52.2)	$37.5		NM

Operating Statistics:
Revenue passengers (000)	4,443		4,232		5.0	8,348	8,083		3.3
RPMs (000,000) “traffic”	4,626		4,317		7.2	8,706	8,214		6.0
ASMs (000,000) “capacity”	5,834		5,543		5.2	11,373	10,913		4.2
Passenger load factor	79.3%		77.9%		1.4pts	76.5%	75.3%		1.2pts
Yield per passenger mile	13.99	¢	13.00	¢	7.6	13.60 ¢	12.57	¢	8.2
Operating revenue per ASM	12.18	¢	11.12	¢	9.5	11.43 ¢	10.44	¢	9.5
Operating expenses per ASM (a)	10.96	¢	10.66	¢	2.8	11.90 ¢	10.00	¢	19.0
Operating expense per ASM excluding fuel, impairment of aircraft, and restructuring charges and adjustments (a)	7.92	¢	8.09	¢	(2.1)	7.94 ¢	8.31	¢	(4.4)
GAAP fuel cost per gallon (a)	$1.96		$1.48		32.1	$1.82	$0.95		91.6
Economic fuel cost per gallon (a)	$1.92		$1.51		27.0	$1.80	$1.42		26.4
Fuel gallons (000,000)	88.8		86.2		3.0	173.3	170.4		1.7
Average number of full-time equivalent employees	9,347		9,144		2.2	9,168	9,180		(0.1)
Aircraft utilization (blk hrs/day)	11.0		10.7		2.8	11.0	10.3		6.8
Average aircraft stage length (miles)	920		903		1.9	921	900		2.3
Operating fleet at period-end	113		109		3.7	113	109		3.7

NM = Not Meaningful

(a)	See Note A on page 8.

Horizon Air Financial and Statistical Data

	Three Months Ended June 30					Six Months Ended June 30
	2006		2005		% Change	2006		2005		% Change
Financial Data (in millions):
Operating Revenues:
Passenger	$160.4		$136.9		17.2	$304.2		$254.6		19.5
Freight and mail	1.1		0.9		22.2	2.0		1.9		5.3
Other - net	1.2		2.8		(57.1)	2.7		5.3		(49.1)

Total Operating Revenues	162.7		140.6		15.7	308.9		261.8		18.0

Operating Expenses:
Wages and benefits	46.5		42.0		10.7	93.0		83.9		10.8
Variable incentive pay	3.0		1.1		172.7	5.1		2.4		112.5
Contracted services	6.9		6.1		13.1	13.4		11.6		15.5
Aircraft fuel, including hedging gains and losses	26.1		20.1		29.9	47.2		24.4		93.4
Aircraft maintenance	15.9		8.1		96.3	32.8		19.2		70.8
Aircraft rent	17.2		17.6		(2.3)	34.5		35.3		(2.3)
Food and beverage service	0.6		0.6		—	1.3		1.2		8.3
Selling expenses	8.3		7.3		13.7	16.4		14.0		17.1
Depreciation and amortization	4.3		4.3		—	8.7		7.9		10.1
Landing fees and other rentals	11.7		11.7		—	22.6		23.5		(3.8)
Other	12.0		9.6		25.0	23.4		20.9		12.0

Total Operating Expenses	152.5		128.5		18.7	298.4		244.3		22.1

Operating Income	10.2		12.1		NM	10.5		17.5		NM

Interest income	1.0		0.4			1.7		0.7
Interest expense	(2.2)		(1.5)			(4.0)		(2.7)
Interest capitalized	0.7		0.1			1.1		0.2
Other - net	—		—			—		—

	(0.5)		(1.0)			(1.2)		(1.8)

Income Before Income Tax and Accounting Change	$9.7		$11.1		NM	$9.3		$15.7		NM

Operating Statistics:
Revenue passengers (000)	1,745		1,638		6.5	3,339		3,113		7.3
RPMs (000,000) “traffic”	690		620		11.3	1,310		1,160		12.9
ASMs (000,000) “capacity”	901		849		6.1	1,778		1,631		9.0
Passenger load factor	76.6%		73.0%		3.6pts	73.7%		71.1%		2.6pts
Yield per passenger mile	23.25	¢	22.08	¢	5.3	23.22	¢	21.95	¢	5.8
Operating revenue per ASM	18.06	¢	16.57	¢	9.0	17.37	¢	16.05	¢	8.2
Operating expenses per ASM (a)	16.93	¢	15.14	¢	11.8	16.78	¢	14.98	¢	12.0
Operating expense per ASM excluding fuel (a)	14.03	¢	12.78	¢	9.8	14.13	¢	13.48	¢	4.8
GAAP fuel cost per gallon (a)	$1.98		$1.56		26.9	$1.81		$0.98		84.5
Economic fuel cost per gallon (a)	$1.94		$1.59		22.0	$1.84		$1.49		23.2
Fuel gallons (000,000)	13.2		12.9		2.3	26.1		24.9		4.8
Average number of full-time equivalent employees	3,531		3,414		3.4	3,535		3,389		4.3
Aircraft utilization (blk hrs/day)	8.8		8.5		3.5	8.8		8.4		4.8
Operating fleet at period-end	69		65		6.2	69		65		6.2

NM = Not Meaningful

(a)	See Note A on page 8.

Note A:

Pursuant to Item 10 of Regulation S-K, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure and monitor performance both with and without the cost of aircraft fuel (including the gains and losses associated with our fuel hedging program where appropriate), aircraft impairment charges, and restructuring charges and adjustments. Because the cost and availability of aircraft fuel are subject to many economic and political factors beyond our control and we record changes in the fair value of our hedge portfolio in our income statement, it is our view that the measurement and monitoring of performance without fuel is important. In addition, we believe the disclosure of financial performance without impairment and restructuring charges is useful to investors. Finally, these non-GAAP financial measures are also more comparable to financial measures reported to the Department of Transportation by other major network airlines.

The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP financial measures for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.:

	Three Months Ended June 30,		Six Months Ended June 30
($ in millions)	2006	2005	2006	2005
Unit cost reconciliations:
Operating expenses	$639.5	$590.8	$1,353.8	$1,091.3
ASMs (000,000)	5,834	5,543	11,373	10,913

Operating expenses per ASM	10.96 ¢	10.66 ¢	11.90 ¢	10.00 ¢

Operating expenses	$639.5	$590.8	$1,353.8	$1,091.3
Less: aircraft fuel	(173.7)	(127.6)	(315.7)	(161.8)
Less: impairment of aircraft	—	—	(131.1)	—
Less: restructuring charges and adjustments	(3.8)	(14.7)	(3.8)	(22.1)

Operating expenses excluding fuel, impairment of aircraft, and restructuring charges and adjustments	$462.0	$448.5	$903.2	$907.4
ASMs (000,000)	5,834	5,543	11,373	10,913

Operating expenses per ASM excluding fuel, impairment of aircraft, and restructuring charges and adjustments	7.92 ¢	8.09 ¢	7.94 ¢	8.31 ¢

Reconciliation to GAAP income (loss) before taxes and accounting change:
Income (loss) before taxes and accounting change, excluding mark-to-market hedging gains (losses), impairment of aircraft, and restructuring charges and adjustments	$79.6	$34.2	$87.2	$(20.7)
Mark-to-market hedging gains (losses) included in aircraft fuel	(3.3)	2.6	(4.5)	80.3
Less: impairment of aircraft	—	—	(131.1)	—
Less: restructuring charges and adjustments	(3.8)	(14.7)	(3.8)	(22.1)

GAAP income (loss) before taxes and accounting change as reported	$72.5	$22.1	$(52.2)	$37.5

Aircraft fuel reconciliations:*

(in millions except per gallon amounts)

	Three Months Ended June 30,
	2006		2005
		Cost/Gal		Cost/Gal
Raw or “into-plane” fuel cost	$200.0	$2.25	$154.7	$1.79
Less: gains on settled hedges	(29.6)	(0.33)	(24.5)	(0.28)

Economic fuel expense*	$170.4	$1.92	$130.2	$1.51

Less: mark-to-market gains or losses related to hedges that settle in future periods, net of the reclassification of previously recorded mark-to-market gains on settled hedges	3.3	0.04	(2.6)	(0.03)

GAAP fuel expense*	$173.7	$1.96	$127.6	$1.48

Fuel gallons (000,000)	88.8		86.2

	Six Months Ended June 30,
	2006		2005
		Cost/Gal		Cost/Gal
Raw or “into-plane” fuel cost	$366.6	$2.12	$285.7	$1.68
Less: gains on settled hedges	(55.4)	(0.32)	(43.6)	(0.26)

Economic fuel expense*	$311.2	$1.80	$242.1	$1.42

Less: mark-to-market gains or losses related to hedges that settle in future periods, net of the reclassification of previously recorded mark-to-market gains on settled hedges	4.5	0.02	(80.3)	(0.47)

GAAP fuel expense*	$315.7	$1.82	$161.8	$0.95

Fuel gallons (000,000)	173.3		170.4

*	Beginning in the first quarter of 2006, the Company records all fuel hedging activity, including mark-to-market gains and losses, in aircraft fuel expense. Prior year amounts have been reclassified for consistency.

Horizon Air Industries, Inc.

	Three Months Ended June 30,				Six Months Ended June 30,
($ in millions)	2006		2005		2006		2005
Unit cost reconciliations:
Operating expenses	$152.5		$128.5		$298.4		$244.3
ASMs (000,000)	901		849		1,778		1,631

Operating expenses per ASM	16.93	¢	15.14	¢	16.78	¢	14.98	¢

Operating expenses	$152.5		$128.5		$298.4		$244.3
Less: aircraft fuel	(26.1)		(20.1)		(47.2)		(24.4)

Operating expenses excluding fuel	$126.4		$108.4		$251.2		$219.9
ASMs (000,000)	901		849		1,778		1,631

Operating expenses per ASM excluding fuel	14.03	¢	12.78	¢	14.13	¢	13.48	¢

Reconciliation to GAAP income before taxes and accounting change:
Income before taxes and accounting change, excluding mark-to-market hedging gains (losses)	$10.2		$10.7		$8.6		$3.0
Mark-to-market hedging gains (losses) included in aircraft fuel	(0.5)		0.4		0.7		12.7

GAAP income before taxes and accounting change as reported	$9.7		$11.1		$9.3		$15.7

Aircraft fuel reconciliations:*

(in millions except per gallon amounts)

	Three Months Ended June 30,
	2006		2005
		Cost/Gal		Cost/Gal
Raw or “into-plane” fuel cost	$30.4	$2.30	$24.2	$1.88
Less: gains on settled hedges	(4.8)	(0.36)	(3.7)	(0.29)

Economic fuel expense*	$25.6	$1.94	$20.5	$1.59

Less: mark-to-market gains or losses related to hedges that settle in future periods, net of the reclassification of previously recorded mark-to-market gains on settled hedges	0.5	0.04	(0.4)	(0.03)

GAAP fuel expense*	$26.1	$1.98	$20.1	$1.56

Fuel gallons (000,000)	13.2		12.9

	Six Months Ended June 30,
	2006		2005
		Cost/Gal		Cost/Gal
Raw or “into-plane” fuel cost	$56.9	$2.18	$43.6	$1.75
Less: gains on settled hedges	(9.0)	(0.34)	(6.5)	(0.26)

Economic fuel expense*	$47.9	$1.84	$37.1	$1.49

Less: mark-to-market gains or losses related to hedges that settle in future periods, net of the reclassification of previously recorded mark-to-market gains on settled hedges	(0.7)	(0.03)	(12.7)	(0.51)

GAAP fuel expense*	$47.2	$1.81	$24.4	$0.98

Fuel gallons (000,000)	26.1		24.9

*	Beginning in the first quarter of 2006, the Company records all fuel hedging activity, including mark-to-market gains and losses, in aircraft fuel expense. Prior year amounts have been reclassified for consistency.

Air Group Net Income (Loss) and EPS Reconciliation:

The following table summarizes Alaska Air Group, Inc.’s net income (loss) and earnings (loss) per share during 2006 and 2005 excluding the cumulative effect of the accounting change, mark-to-market hedging gains (losses) net of related reclassifications, impairment of aircraft, and restructuring charges and adjustments, as reported in accordance with GAAP (in millions except per share amounts):

	Three Months Ended June 30,
	2006		2005
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net income (loss) and diluted EPS excluding the cumulative effect of the accounting change, mark-to-market hedging gains (losses), impairment of aircraft and restructuring charges and adjustments *	$60.3	$1.50	$24.7	$0.78
Mark-to-market hedging gains (losses), net of tax	(2.4)	(0.06)	1.9	0.06
Restructuring charges and adjustments, net of tax	(2.4)	(0.06)	(9.2)	(0.28)

Reported GAAP amounts	$55.5	$1.38	$17.4	$0.56

	Six Months Ended June 30,
	2006		2005
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net income (loss) and diluted EPS excluding the cumulative effect of the accounting change, mark-to-market hedging gains (losses), impairment of aircraft and restructuring charges and adjustments *	$63.1	$1.77	$(17.0)	$(0.63)
Effect of dilutive shares and interest on convertible bonds *	—	—	NA	0.19
Cumulative effect of accounting change, net of tax	—	—	(90.4)	(2.72)
Mark-to-market hedging gains (losses), net of tax	(2.4)	(0.07)	58.1	1.75
Impairment of aircraft, net of tax	(81.9)	(2.29)	—	—
Restructuring charges and adjustments, net of tax	(2.4)	(0.07)	(13.8)	(0.41)

Reported GAAP amounts	$(23.6)	$(0.66)	$(63.1)	$(1.82)

*	Diluted loss per share for the six months ended June 30, 2005, excluding the impact of the accounting change, mark to market gains on fuel hedges, and restructuring charges and adjustments has been calculated using the weighted average number of shares oustanding (27.2 million at June 30, 2005). This share count excludes the dilutive impact of stock awards and the contingently convertible senior notes as the impact would have been antidilutive (and thus excluded) if calculated based on a net loss of $17.0 million.

In order to reconcile the diluted loss per share to the GAAP loss per share for the six months ended June 30, 2005, the table above includes $0.19 per share, which represents the impact of the additional shares that were used in the GAAP loss per share as well as $2.5 million of interest, net of tax, on the contingently convertible senior notes, that were outstanding at the time, added back to earnings in order to derive the loss per share in accordance with GAAP.

The per share impact of the change in accounting, mark-to-market gain on fuel hedges, restructuring and impairment charges have been presented in the table above assuming 33.3 million fully diluted shares outstanding.

The following table summarizes Alaska Air Group, Inc.’s basic and diluted per share calculations for income (loss) before the accounting change and net income (loss) (in millions except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Basic Earnings (Loss) Per Share:
Income (loss) before accounting change	$55.5	$17.4	$(23.6)	$27.3
Weighted average shares outstanding	38.028	27.200	35.759	27.173

Income (loss) per share before accounting change	$1.46	$0.64	$(0.66)	$1.01

Cumulative effect of accounting change, net of tax	NA	NA	NA	$(90.4)
Weighted average shares outstanding	NA	NA	NA	27.173

Per share cumulative effect of accounting change	NA	NA	NA	$(3.33)

Net income (loss)	$55.5	$17.4	$(23.6)	$(63.1)
Weighted average shares outstanding	38.028	27.200	35.759	27.173

Net income (loss) per share	$1.46	$0.64	$(0.66)	$(2.32)

Diluted Earnings (Loss) Per Share:
Income (loss) before accounting change	$55.5	$17.4	$(23.6)	$27.3
Interest on convertible notes, net of tax	NA	1.3	NA	2.5

Income (loss) before accounting change for diluted calculation	$55.5	$18.7	$(23.6)	$29.8
Weighted average shares outstanding	40.076	33.273	35.759	33.256

Income (loss) per share before accounting change	$1.38	$0.56	$(0.66)	$0.90

Cumulative effect of accounting change, net of tax	NA	NA	NA	$(90.4)
Weighted average shares outstanding	NA	NA	NA	33.256

Per share cumulative effect of accounting change	NA	NA	NA	$(2.72)

Net income (loss)	$55.5	$17.4	$(23.6)	$(63.1)
Interest on convertible notes, net of tax	NA	1.3	NA	2.5

Net income (loss) for diluted calculation	$55.5	$18.7	$(23.6)	$(60.6)
Weighted average shares outstanding	40.076	33.273	35.759	33.256

Net income (loss) per share	$1.38	$0.56	$(0.66)	$(1.82)

Forecasted Financial Measures

During our quarterly earnings conference call, we expect to discuss forward-looking forecasted unit cost information for the remainder of 2006. This forecasted unit cost information includes non-GAAP unit cost estimates which are summarized in the following table together with the most directly comparable GAAP unit cost for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

	Alaska Airlines				Horizon Air
	Forecast of cost per available seat mile, excluding fuel and impairment charges (cents)	Forecast of fuel cost per available seat mile (See Note 1)	Forecast of impairment charges per available seat mile (cents)	Forecast of total operating cost per available seat mile, as reported on a GAAP basis (cents) (See Note 2)	Forecast of cost per available seat mile, excluding fuel (cents)	Forecast of fuel cost per available seat mile (See Note 1)	Forecast of total operating cost per available seat mile, as reported on a GAAP basis (cents)
Third quarter 2006	7.4	3.2	—	10.6	13.9	3.3	17.2
Fourth quarter 2006	7.6	3.4	—	11.0	14.7	3.4	18.1
Full year 2006	7.7	3.0	0.6	11.3	14.2	3.1	17.3

Note 1: Our forecast of fuel costs is based on anticipated gallons consumed and estimated fuel cost per gallon. The estimate also includes the expected benefit from settled hedges. Given the volatility of fuel prices and the mark-to-market adjustments on our fuel hedge portfolio, readers should be cautioned that actual fuel expense will likely differ from the forecast above.

Note 2: The Company has excluded from the forecast of GAAP operating cost per available seat mile any impact resulting from the possible buyout of five MD-80 aircraft leases and the restructuring charges that will result from the severance package offered as part of the recently ratified contract with Alaska employees represented by the IAM. These items are further discussed in the 8-K filed today.